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                                                                    EXHIBIT 10.1


                                    GUARANTY

     THIS GUARANTY, dated as of May 5, 2000 (this "GUARANTY"), is made by LORAL SPACE & COMMUNICATIONS LTD., a Bermuda company ("GUARANTOR"), in favor of QUALCOMM INCORPORATED, a Delaware corporation ("QUALCOMM"), as agent (in such capacity, "AGENT") for the several lenders ("LENDERS") from time to time parties to the Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among GLOBALSTAR, L.P., a Delaware limited partnership ("BORROWER"), Lenders, and QUALCOMM, as a Vendor, and Agent.

                              W I T N E S S E T H:

     WHEREAS, pursuant to the Credit Agreement, Lenders have severally agreed to make Loans to Borrower upon the terms and subject to the conditions set forth therein;

     WHEREAS, it is a condition precedent to the obligation of Lenders to make their respective Loans to Borrower under the Credit Agreement that Guarantor shall have executed and delivered this Guaranty to Agent for the ratable benefit of Lenders; and

     WHEREAS, as a result of entering into this Guaranty, Guarantor will derive substantial direct and indirect benefit.

     NOW, THEREFORE, in consideration of the premises and to induce Agent and Lenders to enter into the Credit Agreement and to induce Lenders to make their respective Loans to Borrower under the Credit Agreement, Guarantor hereby agrees with Agent, for the ratable benefit of Lenders, as follows:

     1.   DEFINED TERMS.

         (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. As used herein, the following terms shall have the following meanings:

         "BANKRUPTCY LAW": Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

         "BOARD OF DIRECTORS": the board of directors of Guarantor.

         "CHANGE OF CONTROL": an event or series of events as a result of which
(i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange
Act) of shares entitling the holder thereof to cast more than 35% of the votes for the election of directors of Guarantor, or (ii) at any time, Continuing Directors do not constitute a majority of the Board of Directors if, in either case (i) or (ii), the lowest rating that has most recently been announced thereafter for any class of non-credit

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enhanced long-term senior unsecured debt of Guarantor by either Moody's
Investors Service, Inc. or Standard & Poor's, a division of The McGraw-Hill Companies, Inc. is lower than such rating immediately prior thereto.

         "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with Guarantor within the meaning of Section 4001 of ERISA or is part of a group which includes Guarantor and which is treated as a single employer under Section 414 of the Code.

         "CONTINUING DIRECTOR": the directors of Guarantor on the Closing Date and each other director, if, in each case, such other director's nomination for election to the Board of Directors is recommended by at least a majority of the then Continuing Directors.

         "CUSTODIAN": any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         "DEFAULT": any of the events specified in Section 13 whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "ENVIRONMENTAL LAWS": any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, including without limitation, Hazardous Materials, as now or may at any time hereafter be in effect.

         "ERISA": the Employment Retirement Income Securities Act of 1974, as amended.

         "EVENT OF DEFAULT": any of the events specified in Section 13, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "FCC": the Federal Communications Commission.

         "GLOBALSTAR BANK AGREEMENT GUARANTEE": the Guarantee and Collateral Agreement, dated as of August 5, 1999, made by SatCom and Loral Satellite in favor of Bank of America, National Association, as collateral agent for the several Lenders named therein, and all exhibits and schedules thereto, and, except as may be stated to the contrary herein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "GUARANTEED AMOUNT:" as defined in Section 2(a).

         "GUARANTEED OBLIGATIONS:" as defined in Section 2(b).

         "HAZARDOUS MATERIALS": any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, and petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law.


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         "INSOLVENCY OR INSOLVENT": at any particular time, the condition that a
Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.

         "LORAL INDENTURE": Indenture, dated as of January 15, 1999, between Guarantor, as Issuer, and The Bank of New York, as Trustee, as amended or, if such indenture is not at any date of determination then effective, as such indenture was in effect on the date of termination or defeasance of such indenture.

         "LORAL SATELLITE": Loral Satellite, Inc., a Delaware corporation.

         "LORAL SPACECOM": Loral SpaceCom Corporation, a Delaware corporation.

         "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, assets, property or condition (financial or otherwise) of Guarantor and its Subsidiaries, taken as a whole, (b) the ability of Guarantor to perform its obligations under this Guaranty or any other Credit Document or (c) the validity or enforceability of any of the Credit Documents or the material rights or remedies of Agent or Lenders hereunder or thereunder.

         "MULTIEMPLOYER PLAN": a plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "PBGC": the Pension Benefit Guarantee Corporation.

         "PLAN": at any particular time, any employee benefit plan which is covered by ERISA and in respect of which Guarantor or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "REORGANIZATION": at a particular time, the condition that a Multiemployer Plan is in organization within the meaning of Section 4241 of ERISA.

         "REPORTABLE EVENT": any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than those events as to which the third day notice period is waived under subsections .27, .28, .29, .30, .31,
 .32, .33. .34 or .35 of PBGC Reg. Section 4043.

         "RESPONSIBLE OFFICER": the Chairman, the President or any Vice President of Guarantor.

         "SATCOM": Loral SatCom Ltd., a Bermuda company.

         "SIGNIFICANT SUBSIDIARY": any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated by the Commission, as such Regulation is in effect on the date hereof, using a percentage of 5% for such calculations instead of the percentage set forth therein.

         "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA but which is not a Multiemployer Plan.


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         (b) The words "HEREOF," "HEREIN" and "HEREUNDER" and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and section and paragraph references are to this Guaranty unless otherwise specified.

         (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         (d) For purposes of this Guaranty, the term "LENDER" shall include any Affiliate of a lender which has entered into a Hedge Agreement with Borrower if such Hedge Agreement is designated by Borrower as a Hedge Agreement for purposes of this Guaranty and the term "CREDIT DOCUMENT" shall include any such Hedge Agreement.

     2.   GUARANTY.

         (a) UNCONDITIONAL GUARANTY. Guarantor hereby severally, unconditionally, absolutely and irrevocably guarantees to Agent, for the ratable benefit of Agent, Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) of an amount, if any, at any time of determination (such amount is referred to herein as the "GUARANTEED AMOUNT") equal to 50% of the excess, if any, as of the most recent Measurement Date, of
(x) the principal amount outstanding under the Credit Agreement (excluding deemed capitalized interest of $31,115,827.71, as of the date hereof, and additional interest capitalized pursuant to SECTION 2.5 of the Credit Agreement) over (y) the principal amount outstanding under the Globalstar Bank Agreement (excluding capitalized interest, if any). A Measurement Date shall occur on June 30 and December 31 of each year.

         (b) EXPENSES UNDER THIS GUARANTY. Guarantor also agrees to pay on demand from time to time all expenses of Lenders or Agent (including, without limitation, all fees, costs and disbursements of any law firm or other external counsel) related or incidental to the collection of the Guaranteed Amount. The Guaranteed Amount and all other obligations and covenants to be performed by Guarantor under this Guaranty are collectively referred to herein as the "GUARANTEED OBLIGATIONS." This Guaranty shall remain in full force and effect until the Obligations are paid in full and the Tranche A Commitments and Tranche B Commitments are terminated, notwithstanding that from time to time prior thereto there may be no Obligations or the Guaranteed Amount may be zero.

         (c) GUARANTEED OBLIGATIONS UNAFFECTED. No payment or payments made by Borrower, Guarantor or any other Person, or received or collected by Agent or any Lender from Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder which liability shall continue, notwithstanding any such payment or payments, until the Guaranteed Obligations are paid in full and the Credit Agreement is terminated pursuant to its terms.



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         (d) JOINT AND SEVERAL LIABILITY. Guarantor and its successors and assigns shall be jointly and severally liable for the payment of the Guaranteed Obligations notwithstanding any relationship or contract of co-obligation by or among Guarantor and its successors and assigns.

         (e) ACCELERATION OF THE GUARANTEED AMOUNT. Upon the occurrence and during the continuance of an Event of Default (as defined in this Agreement), then and in any such event all or any part of the Guaranteed Amount may, at the option of the Requisite Lenders and as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

         (f) NOTICE OF PAYMENT UNDER GUARANTY; APPLICATION OF PAYMENTS. Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to Agent or any Lender on account of its liability hereunder, it will notify such Person (and, if such Person is not Agent, Guarantor will also notify Agent) in writing that such payment is made under this Guaranty for such purpose. Agent, Lenders and Guarantor agrees that all payments in respect of the Guaranteed Amount made by Guarantor pursuant to this Guaranty will be applied to reduce the aggregate principal amount outstanding under the Credit Agreement, and the payments will be applied in the inverse order of maturity of the scheduled principal payments thereunder.

         (g) SUBORDINATION. Any indebtedness or other obligation of Borrower or its Subsidiaries now or hereafter held by or owing to Guarantor under this Guaranty is hereby subordinated in time and right of payment to all obligations of Borrower to any or all of Agent and Lenders under the Credit Agreement and the other Credit Documents. No amendment to subsection 2.5 of the Credit Agreement and no amendment to the Credit Agreement which increases the amount of any of the Commitments or which extends the Tranche B Commitment Period or the final maturity date of any of the Loans shall be effective as to Guarantor without its prior written consent.

     3. RIGHT OF SET-OFF. Each of Agent and each Lender is hereby irrevocably authorized at any time and from time to time to the extent permitted by law without notice to Guarantor, any such notice being expressly waived by Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Agent or such Lender to or for the credit or the account of Guarantor, or any part thereof in such amounts as Agent or such Lender may elect, against or on account of the obligations and liabilities of Guarantor to Agent or such Lender hereunder and claims of every nature and description of Agent or such Lender against Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any Note, any Credit Document or otherwise, as Agent or such Lender may elect, whether or not Agent or such Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Agent and each Lender shall notify Guarantor promptly of any such set-off and the application made by Agent or such Lender, as the case may be, of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights

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of Agent and each Lender under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Agent or such Lender may have.

     4. NO SUBROGATION. Notwithstanding any payment or payments made by Guarantor hereunder, or any set-off or application of funds of Guarantor by Agent or any Lender, Guarantor shall not be entitled to be subrogated to any of the rights of Agent or any Lender against Borrower or against any collateral security or Guaranty or right of set-off held by Agent or any Lender for the payment of the Guaranteed Obligations, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower in respect of payments made by Guarantor hereunder, until all amounts owing to Agent and Lenders by Borrower on account of the Guaranteed Obligations are paid in full and the Tranche A Commitments and the Tranche B Commitments are terminated. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by Guarantor in trust for Agent and Lenders, segregated from other funds of Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to Agent in the exact form received by Guarantor (duly indorsed by Guarantor to Agent, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the Credit Agreement.

     5. AMENDMENTS, ETC. WITH RESPECT TO THE OBLIGATIONS; WAIVER OF RIGHTS. Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Guarantor, and without notice to or further assent by Guarantor, any demand for payment of any of the Obligations made by Agent or any Lender may be rescinded by Agent or by such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or Guaranty therefor or right of set-off with respect thereto, may from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Agent or any Lender, and the Credit Agreement, the Commitments thereunder, any Notes, and the other Credit Documents and any other documents executed and delivered in connection therewith may be amended, modified, extended, supplemented or terminated, in whole or in part, as Agent (or the Requisite Lenders) may deem advisable from time to time, and any collateral security, Guaranty or right of offset at any time held by Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guaranty or any property subject thereto. When making any demand hereunder against Guarantor, Agent or any Lender may, but shall be under no obligation to, make a similar demand on Borrower, and any failure by Agent, or any Lender to make any such demand or to collect any payments from Borrower or any release of Borrower shall not relieve Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Agent or any Lender against Guarantor. For the purposes hereof "DEMAND" shall include the commencement and continuance of any legal proceedings.

     6. GUARANTY ABSOLUTE AND UNCONDITIONAL. Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Agent or any Lender upon this Guaranty or acceptance of this Guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or

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incurred, or renewed, extended, amended or waived, in reliance upon this
Guaranty; and all dealings between Borrower and Guarantor, on the one hand, and Agent and Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Borrower with respect to the Obligations. This Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to:

         (a) the validity, regularity or enforceability of the Credit Agreement, any Note, or any other Credit Document, any of the Obligations or any other collateral security therefor or Guaranty or right of offset with respect thereto at any time or from time to time held by Agent or any Lender;

         (b) any defense, set-off or counterclaim (other than a defense of payment or performance or release as a result of the termination of this Guaranty in accordance with its terms) which may at any time be available to or be asserted by Borrower against Agent or any Lender; or

         (c) any other circumstance whatsoever (with or without notice to or knowledge of Borrower or Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Borrower for the Obligations, or of Guarantor under this Guaranty, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against Guarantor, Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against Borrower or any other Person or against any collateral security or Guaranty for the Obligations or any right of offset with respect thereto, and any failure by Agent or any Lender to pursue such other rights or remedies or to collect any payments from Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Agent or any Lender against Guarantor. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Guarantor and its successors and assigns thereof, and shall inure to the benefit of Agent and Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the other obligations of Guarantor under this Guaranty shall have been satisfied by payment in full and the Tranche A Commitments and the Tranche B Commitments shall be terminated, and notwithstanding that from time to time during the term of the Credit Agreement Borrower may be free from any Obligations. Guarantor shall not be released from its obligations under this Guaranty because of the failure of any Subsidiary Guarantor under the Subsidiary Guaranty to perform its obligations thereunder.

     7. EFFECTIVENESS; REINSTATEMENT. Application of the terms and conditions, covenants and Events of Default contained in this Guaranty shall be suspended during such time or times the Guaranteed Amount is zero. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower


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or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

     8. PAYMENTS. Guarantor hereby agrees that the Guaranteed Obligations will be paid without set-off or counterclaim in U.S. Dollars to Agent at Agent's Payment Office, and to any Lender at its Domestic Lending Office.

     9. REPRESENTATIONS AND WARRANTIES. In order to induce Lenders to make the Loans pursuant to the Credit Agreement, Guarantor hereby represents and warrants to Agent and to each Lender as of the date of this Agreement that except as disclosed in its filings with the Securities and Exchange Commission:

         (a) FINANCIAL CONDITION. The audited financial statements of Guarantor on a consolidated basis at December 31, 1999, copies of which have been filed with the Securities Exchange Commission, and present fairly the financial condition and results of operations of Guarantor as at such date.

         (b) NO CHANGE. Since December 31, 1999:

               (i) there has been no change in the business, operations, property or financial or other condition of Guarantor that has or could reasonably be expected to have a Material Adverse Effect; and

               (ii) no dividends or other distributions have been declared, paid or made upon any shares of common stock of Guarantor nor have any shares of common stock of Guarantor been redeemed, retired, purchased or otherwise acquired for value by Guarantor.

         (c) CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Guarantor and each of its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (d) CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Guarantor has the corporate power and authority and the legal right to make, deliver and perform this Guaranty and has taken all necessary corporate action to authorize the execution, delivery and performance of this Guaranty. Except as set forth on
Schedule 9(d), no consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty, none other than those which have been obtained or made and are in full force and effect. This Guaranty has been duly executed and delivered by Guarantor. This Guaranty constitutes a legal,

                                       8.

valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         (e) NO LEGAL BAR. The execution, delivery and performance of this Guaranty will not violate any Requirement of Law or any Contractual Obligation applicable to Guarantor or any of its Subsidiaries, and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Requirement of Law or Contractual Obligation.

         (f) NO MATERIAL LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Guarantor, threatened by or against Guarantor or any of its Subsidiaries or against any of its or their respective properties or revenues
(i) with respect to this Guaranty or any of the transactions contemplated hereby or thereby, or (ii) which could reasonably be expected to have a Material Adverse Effect.

         (g) NO DEFAULT. Guarantor is not in default under or with respect to any Contractual Obligation in any respect which could reasonably be expected to have a Material Adverse Effect.

         (h) OWNERSHIP OF PROPERTY. Guarantor has good record and marketable title in fee simple to or valid leasehold interests in all its real property, and good title to all its other property.

         (i) TAXES. Guarantor has filed or caused to be filed all tax returns which to the knowledge of Guarantor are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Guarantor, as the case may be, and other than those the non-payment of which could not, in the aggregate, reasonably be expected to have a Material Adverse Effect); and no federal income tax liens have been filed and, to the knowledge of Guarantor, no claims are being asserted with respect to any such taxes, fees or other charges, except any such claims which could not reasonably be expected to have a Material Adverse Effect.

         (j) FEDERAL REGULATIONS. Guarantor is not engaged in the business of extending credit for the purpose of "purchasing" or "carrying" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

         (k) ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or

                                       9.

deemed made with respect to any Plan which has resulted or could reasonably be expected to result in a liability to Guarantor in excess of $1,000,000, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed, by more than $1,000,000, the value of the assets of such Plan allocable to such accrued benefits. Neither Guarantor nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither Guarantor nor any Commonly Controlled Entity would become subject to any liability under ERISA if Guarantor or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, where such liability could, in the aggregate, reasonably be expected to have a Material Adverse Effect. No such Multiemployer Plan is in Reorganization or Insolvent.

         (l) INVESTMENT COMPANY ACT; OTHER REGULATIONS. Guarantor is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. Guarantor is not subject to regulation under any federal or state statute or regulation which limits its ability to incur Indebtedness.

         (m) SUBSIDIARIES. Guarantor has no Subsidiaries as of the Closing Date required to be disclosed in its 1999 Annual Report on Form 10-K.

         (n) FULL DISCLOSURE. All information heretofore furnished by Guarantor to Agent or any Lender for purposes of or in connection with this Guaranty or any transaction contemplated hereby is, and all such information hereafter furnished by Guarantor to Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is stated or certified.

     10. AFFIRMATIVE COVENANTS. Guarantor hereby agrees that, so long as this Guaranty remains in effect or any amount is owing to any Lender or Agent hereunder, it shall (and, in the case of the covenants set forth in Sections 10(c), (d) and (e), it shall cause its Subsidiaries to):

         (a) FINANCIAL STATEMENTS. Furnish to Agent:

               (i) all quarterly and annual financial information that would be required to be contained in a filing with the Securities and Exchange Commission on Forms 10-Q and 10-K (or any successor forms) if Guarantor were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of Guarantor and its Subsidiaries and, with respect to the annual information only, a report on the annual financial statements by the Issuer's certified independent accountants; and


                                      10.

               (ii) all current reports that would be required to be filed with the Commission on Form 8 - K (or any successor form) if Guarantor were required to file such reports.

         (b) PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature including, without limitation, taxes, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Guarantor or its Subsidiaries, as the case may be.

         (c) CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Preserve, renew and keep in full force and effect its corporate existence and maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business and comply in all material respects with all material Contractual Obligations (other than judgments, Indebtedness and Contingent Obligations, which shall be beyond the scope of this Section) and material Requirements of Law (except for Environmental Laws, which shall be governed by Section 11(j) of the Globalstar Bank Agreement Guarantee), except as otherwise expressly permitted by this Guaranty.

         (d) MAINTENANCE OF PROPERTY; INSURANCE. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks, but including in any event public liability, product liability and business interruption, as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

         (e) INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities.

         (f) NOTICES. Promptly give notice (to be confirmed promptly in writing) to Agent and each Lender:

               (i) of any (x) default or event of default under any Contractual Obligation of Guarantor or any of its Subsidiaries or (y) litigation, investigation or proceeding which may exist at any time between Guarantor or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

               (ii) of any litigation or proceeding affecting Guarantor or any of its Subsidiaries in which the amount involved is $25,000,000 or more and not covered by insurance; or in which injunctive or similar relief is sought and which could reasonably be expected to have a Material Adverse Effect;


                                      11.

               (iii) as soon as possible and in any event within 30 days after Guarantor knows or has reason to know of the following events: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan which could reasonably be expected to result in any liability to Guarantor or any Subsidiary in excess of $25,000,000 or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan, or (ii) the institution of proceedings or the taking or expected taking of any other action by the PBGC or Guarantor or any Commonly Controlled Entity with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan. Guarantor shall deliver to Agent and each Lender a certificate of the chief financial officer of such Guarantor setting forth the details thereof and the action that Guarantor or Commonly Controlled Entity proposes to take with respect thereto; and

               (iv) of the occurrence of any event having or which could reasonably be expected to have a Material Adverse Effect. Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action, if any, Guarantor proposes to take with respect thereto.

     11. ADDITIONAL COVENANTS APPLICABLE WHEN LORAL INDENTURE NOT IN EFFECT. Upon such time as the Loral Indenture has been terminated and the covenants set forth therein are not effective, then the financial covenants set forth in SECTIONS 4.04, 4.05, 4.06, 4.07(i), 4.08, 4.10, 4.11, and 5.01 of the Loral
Indenture effective as of the date hereof will be deemed to become part of this Guaranty, and shall remain, effective. For the purposes of this SECTION 12, capitalized terms used in each such section of the Loral Indenture shall have the meanings given to such terms in the Loral Indenture, provided, however, that for purposes of this SECTION 11: (i) any reference to the term "Issuer" shall be deemed to be a reference to Guarantor; (ii) any reference to the term "Trustee" shall be deemed to be a reference to Agent; and (iii) any reference to an "Unrestricted Subsidiary or "Unrestricted Subsidiaries" shall be deemed to refer to Subsidiaries of Guarantor that were Unrestricted Subsidiaries under the Loral Indenture immediately prior to its termination.

     12. EVENTS OF DEFAULT. Upon the occurrence of any of the following events:

         (a) Any representation or warranty made or deemed made by or on behalf of Guarantor herein or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Guaranty shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

         (b) Guarantor shall default in the observance or performance of any agreement contained in SECTION 11 and such default shall continue unremedied for a period exceeding 60 days; or

         (c) Guarantor shall default in the observance or performance of any other agreement contained in this Guaranty, and such default shall continue unremedied for a period of 30 days; or

         (d) Guarantor shall:


                                      12.

               (i) default in any payment of principal of or interest on any Indebtedness or in the payment of any Contingent Obligation in respect of Indebtedness, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created and
(I) in each case, the aggregate principal amount of all such Indebtedness equals or exceeds $25,000,000 and (II) with respect to a default in the payment of interest by Guarantor or Loral SpaceCom, the effect of such default is to cause, or permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Contingent Obligation to become payable; or

               (ii) default in the observance or performance of any other agreement or condition referred to in clause (i) above of any such Indebtedness or such Contingent Obligation referred to in clause (i) above, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Contingent Obligation to become payable; or

         (e) Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (i) commences a voluntary case;

               (ii) consents to the entry of an order for relief against it in an involuntary case;

               (iii) consents to an appointment of a Custodian of it or for any substantial part of its property; or

               (iv) makes a general assignment for the benefit of its creditors;

               or takes any comparable action under any foreign laws relating to insolvency; or

         (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against Guarantor or any Significant Subsidiary in an involuntary case;

               (ii) appoints a Custodian of the Guarantor or any significant Subsidiary or for any substantial part of its property; or

               (iii) orders the winding up or liquidation of Guarantor or any Significant Subsidiary or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days.


                                      13.

         (g) Any judgment or decree for the payments thereunder of money in excess of $25,000,000 or its foreign currency equivalent at the time is entered against Guarantor or any of its Subsidiaries, remains outstanding for a period of 60 days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed.

         (h) This Guaranty shall cease, except as provided in SECTION 7, for any reason, to be in full force and effect, or any Credit Party or any Affiliate of any Credit Party shall so assert; or

         (i) A Change of Control shall occur; or

         (j) The acceleration of any indebtedness under the Loral Indenture; or

         (k) The sixty-first (61st) day after the occurrence of an Event of Default under the Loral Indenture other than under Section 6.01(1) thereof; or

         (l) the thirty-first (31st) day after the occurrence of an Event of Default under Section 6.01(1) of the Loral Indenture.

then, and in any such event, an Event of Default shall have occurred.

     13. AUTHORITY OF AGENT. Guarantor acknowledges that the rights and responsibilities of Agent under this Guaranty with respect to any action taken by Agent or the exercise or non-exercise by Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guaranty shall, as between Agent and Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between Agent and Guarantor, Agent shall be conclusively presumed to be acting as agent for Lenders with full and valid authority so to act or refrain from acting, and Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

     14. NOTICES. All notices, requests and demands to or upon Agent, any Lender or Guarantor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made when delivered by hand or if given by mail, when deposited in the mails by certified mail, return receipt requested, or if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

         (a) if to Agent or any Lender, at its address or transmission number for notices provided in Section 8.2 of the Credit Agreement; and

         (b) if to Guarantor, at its address or transmission number for notices set forth under its signature below. Agent, each Lender and Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

     15. SEVERABILITY. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any

                                      14.

such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     16. INTEGRATION. This Guaranty and the other Credit Documents represent the agreement of the Credit Parties, Agent and Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

     17. AMENDMENTS IN WRITING; NO WAIVER; CUMULATIVE REMEDIES.

         (a) Subject to subsection 8.1 of the Credit Agreement, none of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Guarantor and Agent.

         (b) Neither Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 18(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent or such Lender would otherwise have on any future occasion.

     (C) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     18. SECTION HEADINGS. The section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     19. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon the successors and assigns of Guarantor and shall inure to the benefit of Agent and Lenders and their successors and assigns. Guarantor may not transfer any of its rights or obligations under this Guaranty without the written consent of each Lender.

     20. GOVERNING LAW. This Guaranty shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

     21. SUBMISSION TO JURISDICTION; WAIVERS. Guarantor hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Guaranty and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the

                                      15.

Courts of the State of California, the courts of the United States of America for the Southern District of California, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Guarantor at its address set forth under its signature below or at such other address of which Agent shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

     22. ACKNOWLEDGMENTS. Guarantor hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Guaranty and the other Credit Documents;

         (b) neither Agent nor any Lender has any fiduciary relationship with or duty to any Credit Party solely arising out of or in connection with this Guaranty or any of the other Credit Documents, and the relationship between Agent and Lenders, on one hand, and the Credit Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among Lenders or among the Credit Parties and Lenders.

     23. WAIVERS OF JURY TRIAL. GUARANTOR, AGENT AND LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     24. REGULATORY APPROVALS.

         (a) Any provision contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, this Agreement, the other Credit Documents and the transactions contemplated hereby and thereby:

               (i) do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of any Credit Parties

                                      16.

by Lenders, or control, affirmative or negative, or direct or indirect, by Lenders over the management or any other aspect of the operation of Guarantor, which ownership and control remain exclusively and at all times in Guarantor; and

               (ii) do not and will not constitute the transfer, assignment, or disposition in any manner, voluntarily or involuntarily, directly or indirectly, of any license, permit, certificate or authorization at any time issued to Guarantor by the FCC, any other federal, state or local regulatory or governmental bodies applicable to or having jurisdiction over Guarantor or any Governmental Authority, or the transfer of control of Guarantor within the meaning of the Federal Communications Act of 1934, as amended, and the respective rules and regulations thereunder and thereof, any other federal or state laws, rules and regulations of other operating municipality regulatory or governmental bodies applicable to or having jurisdiction over Guarantor as well as pursuant to the terms of any franchise, license or similar operating right held by Guarantor.





                                      17.

     IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

LORAL SPACE & COMMUNICATIONS LTD.


/s/ Richard J. Townsend
Name:  Richard J. Townsend
Title:  Senior Vice President and CFO

Address for Notices: c/o Loral SpaceCom Corporation
600 Third Avenue New York, New York 10016
Attn: General Counsel
Fax: 212-338-5320


QUALCOMM INCORPORATED,
as Agent for Lenders


/s/ Anthony S. Thornley
Name:  Anthony S. Thornely
Title: Executive Vice President and CFO